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PricewaterhouseCoopers LLP
250 West Pratt Street
Suite 2100
Baltimore MD 21201-2304
Telephone (410) 783 7600
Facsimile (410) 783 7680


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 17 to the Registration Statement of Calvert National, California, Maryland Virginia (four portfolios comprising Calvert Municipal Fund, Inc., hereafter referred to as the :Funds") on Form N-1A (File Number 33-44968 and 811-6525) of our reports dated February 10, 1999, on our audit of the financial statements and financial highlights of the Funds, which report is included in the Annual Report to Shareholders for the year ended December 31, 1998, which is incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

/s/
PricewaterhouseCoopers LLP


Baltimore, Maryland
April 27, 1999